UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 15, 2006
(Date of earliest event reported)
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-4136
___________________________

Minnesota (State or other jurisdiction of incorporation)	41-0948334 (IRS Employer Identification No.)
3515 Lyman Boulevard, Chaska, Minnesota 55318
(Address of principal executive offices, including zip code)
(952) 368-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On June 15, 2006, the Board of Directors of Lifecore Biomedical, Inc. (the “Company”) elected a new director, Martin J. Emerson. Mr. Emerson has not been appointed to serve on any of the committees of the Company’s Board of Directors.
Mr. Emerson currently serves as President and Chief Executive Officer of American Medical Systems, Inc. (“AMS”), a provider of medical devices and therapies that restore the pelvic health of individuals worldwide. He has served as President since March 2004 and as Chief Executive Officer since January 2005. From January 2003 to March 2004, Mr. Emerson served as Executive Vice President, Global Sales and Marketing and as Chief Operating Officer of AMS. From 2000 through 2002, he served as Vice President and General Manager of International Operations of AMS. Mr. Emerson has over 20 years of experience in the medical device industry, including earlier experience with Boston Scientific Corporation and Baxter International. Mr. Emerson has a B.S. Degree in Accounting from Marquette University and is also a Certified Public Accountant.
There are no arrangements or understandings between Mr. Emerson and any other persons pursuant to which Mr. Emerson was selected as a director. Mr. Emerson does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party in which the amount involved exceeds $60,000, nor has Mr. Emerson had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
A press release, dated June 20, 2006, announcing the election of Mr. Emerson is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is being filed with this Current Report on Form 8-K:
     99.1     Press Release, dated June 20, 2006, of Lifecore Biomedical, Inc.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.
By:	/s/ Dennis J. Allingham
Dennis J. Allingham
President and Chief Executive Officer

Date: June 20, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated June 20, 2006, of Lifecore Biomedical, Inc.